Exhibit 10.43

CONFIDENTIALITY AND NONSOLICITATION AGREEMENT

THIS CONFIDENTIALITY AND NONSOLICITATION AGREEMENT is made and entered into by and between________________, an individual employee of Synovus Financial Corp. or one of its affiliated companies (“Executive”), and SYNOVUS FINANCIAL CORP., a Georgia corporation (“Synovus”).

W I T N E S S E T H:

WHEREAS, Executive has been and will continue to be made privy to certain confidential, trade secret and/or proprietary information of Synovus.

WHEREAS, Synovus hereby acknowledges that the advice, counsel and other services to be rendered by Executive are special, unique and important to its continued success and, in recognition of such services, Executive has been named as a participant in Synovus’ annual incentive plan; and

WHEREAS, the parties desire to make this Agreement with respect to Executive keeping such information confidential and not soliciting customers and employees from Synovus.

NOW THEREFORE, in consideration of Executive’s participation in Synovus’ annual incentive plan, as well as the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1.    Nonsolicitation of Customers. Executive agrees that during his or her employment with Synovus and for a period of twelve (12) months following his or her separation of employment with Synovus, Executive will not, directly or by assisting others, solicit, attempt to solicit, call upon, divert, or initiate contact or communication with any Restricted Customer for the purpose of  selling or providing, or attempting to sell or provide, any service or product competitive or potentially competitive with any product or service sold or provided by Synovus at any time during the period of two years immediately preceding Executive’s separation of employment.  As used herein, "Customer" shall mean a person or entity (i) to whom Synovus has sold or provided products or services in connection with Synovus’ business; or (ii) who Synovus has actively solicited for the purpose of selling or providing products or services in connection with its business. As used herein, "Restricted Customer" shall mean any Customer (a) with whom Executive communicated on behalf of Synovus; (b) whose dealings with Synovus Executive coordinated or supervised during his or her employment with Synovus; (c) about whom Executive obtained confidential information in the ordinary course of business as a result of his or her association with Synovus; or (d) who receives or received products or services authorized by Synovus, the sale or provision of which results or resulted in compensation, commissions, or earnings for Executive within the two-year period prior to Executive’s separation of employment; provided, however, that such definition shall not apply to a Customer who expressly terminates his, her or its relationship with Synovus prior to any communication or solicitation prohibited hereunder.

2. Nonsolicitation of Employees. During Executive’s employment with Synovus and for a period of twelve (12) months following Executive’s separation of employment, Executive agrees that he or she will not, directly or indirectly, hire, attempt to hire, solicit, or otherwise attempt to employ in any capacity, whether as an employee, independent contractor, consultant, or otherwise, and whether temporary or permanent, full-time or part-time, any employee of Synovus, its affiliates or subsidiaries without the prior written permission of Synovus.

3.    Confidentiality. Executive agrees to hold in confidence at all times after the date hereof all Trade Secrets, and shall not disclose, publish or make use at any time after the date hereof the Trade Secrets without the prior written consent of Synovus. Executive also agrees that for the period beginning on the date of this Agreement and ending on Executive’s separation of employment with Synovus, and for a period of two (2) years thereafter, Executive will hold in confidence all Confidential Information and will not disclose, publish or make use of Confidential Information without the prior written consent of Synovus. For the purposes of this Agreement, “Confidential Information” shall mean any data or information, other than Trade Secrets, that is valuable to Synovus or any of its subsidiaries or affiliates (hereinafter the “Synovus Companies”) and not generally known to competitors of the Synovus Companies. “Trade Secrets” shall mean information belonging to or hereafter acquired by any of the Synovus Companies, including, but not limited to, technical or nontechnical data, a formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, financial plan, product plan, list of actual or potential customers or suppliers, or other information similar to any of the foregoing, that derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can derive economic value from its disclosure or use. For purposes of this Agreement, the term Trade Secrets shall not include information that Executive can show by competent proof (i) was known to Executive and reduced to writing prior to disclosure by any of the Synovus Companies (but only if Executive promptly notifies Synovus of Executive’s prior knowledge); (ii) was generally known to the public at the time any of the Synovus Companies disclosed the information to Executive, (iii) became generally known to the public after disclosure by any of the Synovus Companies through no act or omission of Executive; or (iv) was disclosed to Executive by a third party having a bona fide right both to possess the information and to disclose the information to Executive.

4.    Injunctive Relief. Executive acknowledges that the services rendered by him or her are special, unique, and extraordinary, that the restrictions contained in Sections 1, 2 and 3, respectively, are reasonable and necessary to protect the legitimate interest of Synovus and that Synovus would not have entered into this Agreement in the absence of such restrictions. By reason of the foregoing, Executive agrees that any breach of the confidentiality and nonsolicitation obligations contained in this Agreement will result in irreparable harm to Synovus and its business, such that Synovus shall be entitled to an injunction enforcing said covenants in the event of any breach or threatened breach by Executive, in addition to such other damages and remedies available to Synovus at law or equity.

5.    Not an Employment Agreement. This Agreement is not an agreement to employ Executive for any period of time.

6.    Entire Agreement. This Agreement constitutes and represents the entire Agreement between the parties hereto and supersedes any prior understandings or agreements, written or oral, between the parties hereto with respect to the subject matter herein. This Agreement may only be amended by an agreement in writing executed by all of the parties hereto.

7.    Miscellaneous. (a) This Agreement shall be governed by the laws of the State of Georgia. (b) This Agreement may not be assigned by either party without the express written consent of the other party. (c) If any clause or any portion of this Agreement is determined to be void or unenforceable for any reason, the remaining clauses and portions of this Agreement shall not be affected and shall remain in full force and effect. (d) Paragraph headings contained in this Agreement are for convenience only and shall in no manner be construed as part of this Agreement. (e) This Agreement is executed in multiple counterparts, each of which shall be deemed an original and together shall constitute one and the same Agreement, with at least one complete counterpart being delivered to Executive and to Synovus. (f) When used herein, the masculine gender shall be used to include the feminine gender, and the singular shall be deemed to include the plural, unless the context clearly indicates to the contrary.

IN WITNESS WHEREOF, Executive and Synovus have freely and voluntarily executed this Agreement as of the ____ day of _______________, 2019.

__________________________
[Executive’s Signature]

Date: _____________________

“Executive”

SYNOVUS FINANCIAL CORP.

By:    ____________________

Title:    ____________________

Date:    ____________________

“Synovus”

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